Exhibit 99.1

CASELLA WASTE SYSTEMS ANNOUNCES PRICING OF PUBLIC OFFERING OF

3,100,000 SHARES OF CLASS A COMMON STOCK

RUTLAND, VERMONT (January 23, 2019) — Casella Waste Systems, Inc. (NASDAQ:CWST), a regional solid waste, recycling and resource management services company, announced today the pricing of an underwritten public offering of 3,100,000 shares of its Class A common stock at a public offering price of $29.50 per share, before offering discounts. The offering will result in aggregate gross proceeds of approximately $91.5 million to Casella, before deducting underwriting discounts and offering expenses. Casella also granted the underwriters of the offering an option for a period of 30 days to purchase up to an additional 465,000 shares of Class A common stock. All of the shares in the offering are to be sold by Casella. The offering is expected to close on or about January 25, 2019, subject to customary closing conditions.

Casella intends to use the net proceeds from the offering for general corporate purposes, including potential acquisitions or development of new operations or assets with the goal of complementing or expanding its business, working capital and capital expenditures.

Raymond James & Associates, Inc. is acting as the sole book-running manager for the offering. Stifel, Nicolaus & Company Incorporated, UBS Securities LLC and First Analysis Securities Corp. are acting as co-managers for the offering.

The shares are being offered by Casella pursuant to an effective automatic shelf registration statement (including a prospectus) that was previously filed with the U.S. Securities and Exchange Commission (“SEC”). The offering is being made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on January 22, 2019 and is available on the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC and will form a part of the registration statement, and will also be available on the SEC’s website.

Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or by e-mail to prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States.

Safe Harbor Statement

Certain matters discussed in this press release, including, among others, our expectations regarding the completion of the proposed public offering and our intended use of proceeds from the offering, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may”, “would”, “intend,” “estimate,” “will” and other similar expressions. All of these forward-looking statements are based on current expectations and estimates and management’s beliefs and assumptions. There can be no assurance that Casella will be able to complete the proposed offering. Such forward-looking statements involve a number of risks and uncertainties, including, among other things, risks and uncertainties relating to the satisfaction of customary closing conditions related to the proposed public offering, and the impact of general economic, industry or political conditions in the United States or internationally. Additional risks and uncertainties relating to the proposed offering, Casella and our business are discussed in the prospectus supplement related to the proposed offering filed with the SEC on or about the date hereof and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Casella expressly disclaims any obligation to update such statements whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247